Exhibit 4.10

IRREVOCABLE PROXY

WHEREAS, the undersigned is executing this Irrevocable Proxy in connection with the private placement by Hypertension Diagnostics, Inc. (the “Company”) of it securities pursuant to a Confidential Private Placement Memorandum dated August 4, 2003 (the “Memorandum”).

The undersigned hereby irrevocably constitutes and appoints Kenneth W. Brimmer or Greg H. Guettler, or either of them, with full power of substitution and revocation, the undersigned’s true and lawful agent, attorney and proxy, for the undersigned and in the undersigned’s name, place and stead, giving and granting to each of said attorney all the powers the undersigned would possess if personally present, to vote all securities of the Company entitling the holder thereof to vote all voting securities held by the undersigned for: (a) the approval an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, $.01 par value, to at least 150,000,000 shares (or such other number as may be sufficient to allow for the reservation for issuance of all shares of common stock underlying each outstanding security convertible or exercisable for, or exchangeable into, common stock) (the “Proposal”); (b) to cause and maintain a board of directors (the “Board”) composed of seven (7) members; and (c) at the meeting at which the Proposal is voted upon, approval of the election to the Board of Directors of the four (4) persons nominated by Mark N. Schwartz and, once elected, the presence on the Board of Directors of such nominee during such nominee’s respective initial full term as a director, presented at any and all meetings, regular or special, of holders of voting securities of Hypertension Diagnostics, Inc., or any adjournments thereof.

Notwithstanding the foregoing, the obligation of the undersigned to vote the undersigned’s voting securities as aforesaid shall terminate with respect to any nominee of Mark N. Schwartz, if such nominee is convicted of any felony, any violation of any federal or state securities law, engages in intentional or grossly negligent conduct in the performance of his duties, or breaches his fiduciary duty to the Company as determined by seventy-five percent (75%) of the Board.

By executing this proxy, the undersigned hereby revoke all proxies heretofore made by the undersigned.  The undersigned acknowledge that this proxy is coupled with an interest in the common stock of Hypertension Diagnostics, Inc. and is irrevocable by the undersigned until the earlier of: (a) approval of the Proposal; (b) the date of a meeting at which four (4) persons are nominated by Mark N. Schwartz for election to the Board of Directors; or (c) termination of the Offering without obtaining the Minimum, as such terms are defined in, and as described in, the Memorandum.

Dated:  August 4, 2003.

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